EXHIBIT 99.1

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION, IN WHOLE OR IN PART, IN OR INTO ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF SUCH JURISDICTION
28 August 2015
Recommended Acquisition
of
Alent plc
(incorporated and registered in England and Wales with registered number 08197966)
by
MacDermid Performance Acquisitions Ltd
(incorporated and registered in England and Wales with registered number 09676745)
a wholly owned subsidiary of
Platform Specialty Products Corporation
(a Delaware corporation)
Receipt of U.S. Antitrust Clearance
Platform Specialty Products Corporation ("Platform") today announces its recommended offer for the entire issued and to be issued share capital of Alent plc ("Alent") by MacDermid Performance Acquisitions Ltd ("Bidco"), a wholly owned indirect subsidiary of Platform, has satisfied an important pre-closing condition, U.S. antitrust clearance.  On 27 August 2015, Platform and Alent received notice of the early termination of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976.
The Boards of Directors of Alent and Platform announced on 13 July that they had reached agreement on the terms of the recommended offer, to be implemented by way of a court sanctioned scheme of arrangement under Part 26 of the Companies Act 2006 (the "Scheme")
The proposed Scheme, which remains on track to complete in late 2015 or early 2016, requires review and approval by relevant antitrust and regulatory authorities, and support from Alent's shareholders, as set out in the announcement of 13 July and in the scheme document published by Alent on 17 August (the "Scheme Document").  The Scheme is also subject to the satisfaction or waiver of the Conditions and further terms that are set out in the Scheme Document.

For further information:
Platform
Benjamin Gliklich, Vice President, Corporate Development, Finance and Investor Relations
Tel: +1-561-406-8465
Important notices
This announcement is for information purposes only and does not constitute an offer to sell or an invitation to purchase any securities or the solicitation of an offer to buy any securities, pursuant to the Transaction or otherwise. The Transaction will be implemented solely by means of the Scheme Document, which contains the full terms and conditions of the Transaction, including details of how to vote in respect of the Transaction.
Forward looking statements
This announcement contains statements which are, or may be deemed to be, ''forward-looking statements'' which are prospective in nature. All statements other than statements of historical fact are forward-looking statements. They are based on current expectations and projections about future events, and are therefore subject to risks and uncertainties which could cause actual results to differ materially from the future results expressed or implied by the forward-looking statements. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as ''plans'', ''expects'', ''is expected'', ''is subject to'', ''budget'', ''scheduled'', ''estimates'', ''forecasts'', ''intends'', ''anticipates'', ''believes'', ''targets'', ''aims'', ''projects'' or words or terms of similar substance or the negative thereof, as well as variations of such words and phrases or statements that certain actions, events or results ''may'', ''could'', ''should'', ''would'', ''might'' or ''will'' be taken, occur or be achieved. Such statements are qualified in their entirety by the inherent risks and uncertainties surrounding future expectations. Forward-looking statements include, but are not limited to, statements relating to the following: (i) future capital expenditures, expenses, revenues, earnings, synergies, economic performance, indebtedness, financial condition, dividend policy, losses and future prospects; (ii) business and management strategies and the expansion and growth of Platform's, Bidco's or Alent's operations and potential synergies resulting from the Transaction; and (iii) the effects of global economic conditions on Platform's, Bidco's or Alent's business. Other risk factors are described in Platform's other securities filings, including Item 1A of Part II of Platform's Quarterly Report on Form 10-Q for its fiscal quarter ended 30 June 2015, and any subsequent reports on Forms 10-K, 10-Q and 8-K, which are or will be available at: http://ir.platformspecialtyproducts.com/financials.com.
Many of these important factors are outside of Platform's control. No assurances can be provided as to any result or the timing of any outcome regarding matters described herein or otherwise with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.
Such forward-looking statements involve known and unknown risks and uncertainties that could significantly affect expected results and are based on certain key assumptions. Many factors may cause the actual results, performance or achievements of Platform, Bidco, Alent or the Combined Group to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Important factors that could cause actual results, performance or achievements of Platform Bidco, Alent or the

Combined Group to differ materially from the expectations of Platform Bidco, Alent or the Combined Group, as applicable, include, among other things, general business and economic conditions globally, industry trends, competition, changes in government and other regulations, including in relation to the environment, health and safety, taxation, labour relations and work stoppages, changes in political and economic stability, disruptions in business operations due to reorganisation activities (whether or not Bidco acquires Alent), interest rate and currency fluctuations, the failure to satisfy any conditions for the Transaction (including approvals or clearances from regulatory and other agencies and bodies) on a timely basis or at all, the inability of the Combined Group to realise successfully any anticipated synergy benefits when the Transaction is implemented, the inability of the Combined Group to integrate successfully Platform's, Bidco's and Alent's operations and programmes when the Transaction is implemented, or the Combined Group incurring and/or experiencing unanticipated costs and/or delays or difficulties relating to the Transaction when the Transaction is implemented. Such forward-looking statements should therefore be construed in light of such factors.
None of Alent, Platform or Bidco, nor any of their respective associates or directors, officers or advisers, provides any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this announcement will actually occur. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.
Other than in accordance with the legal or regulatory obligations applicable to it (including, in the case of Alent under the Listing Rules and the Disclosure and Transparency Rules of the Financial Conduct Authority), none of Alent, Platform or Bidco is under any obligation and Alent, Platform and Bidco each expressly disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
Publication on Website
A copy of this announcement will be available free of charge (subject to any applicable restrictions with respect to persons resident in Restricted Jurisdictions) on Platform's website at www.platformspecialtyproducts.com by no later than noon (London time) on the date following the publication of this announcement. For the avoidance of doubt, save as expressly referred to herein, the contents of that website is not incorporated into and do not form part of this announcement.